Exhibit 99.2

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER dated as of May 23, 2003 ("Agreement"), among THEGLOBE.COM, INC., a Delaware corporation ("Globe"), DPT ACQUISITION, INC., a Florida corporation ("Merger Sub"), DIRECT PARTNER TELECOM, INC., a Florida corporation ("Company") and the shareholders of the Company listed on the signature page hereto (collectively, "Company Shareholders"). The Globe, Merger Sub, the Company and the Company Shareholders are individually referred to herein as a "Party" and are collectively referred to herein as the "Parties." The Globe and Merger Sub are sometimes referred to herein collectively as the "Globe Parties."

RECITALS:

         The Parties intend for the Globe to acquire the Company by means of the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein.

         For federal income tax purposes, it is intended that the Merger will qualify as reorganization under Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Certain Definitions. The following terms shall, when used in this Agreement, have the following meanings:

         "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such other Person (other than passive or institutional investors); (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; and
(iv) any officer, director or partner of such other Person. "Control" for the foregoing purposes shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

         "Globe Common Stock" means the common shares of the Globe.

         "Globe Securities Filings" means the Globe's Annual Report on Form 10K, its quarterly reports, and all other reports filed with the Commission prior to the Effective Time.


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         "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Ft. Lauderdale, Florida, are required or authorized to be closed.

         "Change of Control" means any of the following events:

                           (i) The acquisition (other than from the Globe) by
                  any "Person" of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Globe's then outstanding voting securities other than by Michael Egan and/or Edward Cespedes or either or their respective Affiliates; or

                           (ii) Approval by the stockholders of the Globe of (a)
                  a merger or consolidation involving the Globe if the stockholders of the Globe, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation or (b) a complete liquidation or dissolution of the Globe or an agreement for the sale or other disposition of all or substantially all of the assets of the Globe. For purposes of (iii)(b), it shall not be a Change of Control in the event the Globe elects to sell all or substantially all of its (or its subsidiaries) assets relating to Computer Games Print Magazine, Computer Games On-Line and/or Chips and Bits, Inc. businesses.

         "Code" means the United States Internal Revenue Code of 1986, as amended.

         "Collateral Documents" mean the Exhibits and any other documents, instruments and certificates to be executed and delivered by the Parties hereunder or thereunder.

         "Commission" means the Securities and Exchange Commission or any Regulatory Authority that succeeds to its functions.

         "Company Assets" means all properties, assets, privileges, powers, rights, interests and claims of every type and description (tangible and intangible) that are owned, leased, licensed, held, used or useful in the Company business and in which the Company has any right, title or interest or in which the Company acquires any right, title or interest on or before the Closing Date, wherever located, whether known or unknown, and whether or not now or on the Closing Date on the books and records of the Company, but excluding any of the foregoing, if any, transferred prior to the Closing pursuant to this Agreement or any Collateral Documents.

         "Company Common Stock" means the common shares of the Company.

         "Company Disclosure Statement" means the disclosure statement delivered by the Company to the Globe concurrently with the execution of this Agreement, as supplemented pursuant to Section 6.4.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

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         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Indebtedness" means with respect to any Person means any obligation of such Person for borrowed money, but in any event shall include (a) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due), (b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (c) obligations incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, (d) capitalized lease obligations, and (e) all guarantees of such Person.

         "Legal Requirement" means any statute, ordinance, law, rule, regulation, code, injunction, judgment, order, decree, ruling, or other requirement enacted, adopted or applied by any Regulatory Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

         "Losses" shall mean all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys', accountants' investment bankers' and expert witness' fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

         "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Material Adverse Effect on the Company" means a material adverse effect on (i) the Company Assets, Liabilities, properties, prospects or business of the Company, (ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of the Company to perform its obligations under this Agreement or the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on the Company: (i) general economic conditions, or (ii) any changes generally affecting the industries in which the Company operates.

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         "Material Adverse Effect on the Globe" means a material adverse effect on (i) the assets, Liabilities, properties, prospects or business of the Globe,
(ii) the validity, binding effect or enforceability of this Agreement or the Collateral Documents or (iii) the ability of the Globe or any of the Globe Parties to perform its obligations under this Agreement and the Collateral Documents; provided, however, that none of the following shall constitute a Material Adverse Effect on the Globe: (i) general economic conditions, or (ii) any changes generally affecting the industries in which the Globe operates.

         "Merger Consideration" means (i) the cash consideration, (ii) Warrants,
(iii) Performance Warrants and (iv) the shares of the Globe Common Stock deliverable by the Globe in exchange for Company Common Stock pursuant to Articles II and III.

         "Ordinary Course" with reference to a Person means the ordinary course of business consistent with past practice of that Person and its Subsidiaries (including with respect to quantity and frequency).

         "Permit" means any license, permit, consent, approval, registration, authorization, qualification or similar right granted by a Regulatory Authority.

         "Permitted Liens" means (i) liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established; (ii) rights reserved to any Governmental Authority to regulate the affected property; (iii) statutory liens of banks and rights of set-off; (iv) as to leased assets, interests of the lessors and sublessors thereof and liens affecting the interests of the lessors and sublessors thereof; (v) inchoate materialmen's, mechanics', workmen's, repairmen's or other like liens arising in the Ordinary Course; (vi) liens incurred or deposits made in the Ordinary Course in connection with workers' compensation and other types of social security; (vii) licenses of trademarks or other intellectual property rights granted by the Company or the Globe, as the case may be, in the Ordinary Course and not interfering in any material respect with the Ordinary Course of the business of the Company or the Globe, as the case may be; and (viii) as to real property, any encumbrance, adverse interest, constructive or other trust, claim, attachment, exception to or defect in title or other ownership interest (including, but not limited to, reservations, rights of entry, rights of first refusal, possibilities of reverter, encroachments, easement, rights-of-way, restrictive covenants, leases, and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, under any contract or otherwise, that do not, individually or in the aggregate, materially and adversely affect or impair the value or use thereof as it is currently being used in the Ordinary Course.

         "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Regulatory Authority or other entity.

          "Regulatory Authority" means: (i) the United States of America; (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like); (iii) Canada and any other foreign (as to the United States of America) sovereign entity and any political subdivision thereof; or (iv) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission or board.

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         "Representative" means any director, officer, employee, agent, consultant, advisor or other representative of a Person, including legal counsel, accountants and financial advisors.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Subsidiary" of a specified Person means (a) any Person if securities having ordinary voting power (at the time in question and without regard to the happening of any contingency) to elect a majority of the directors, trustees, managers or other governing body of such Person are held or controlled by the specified Person or a Subsidiary of the specified Person; (b) any Person in which the specified Person and its Subsidiaries collectively hold a 50% or greater equity interest; (c) any partnership or similar organization in which the specified Person or Subsidiary of the specified Person is a general partner; or (d) any Person the management of which is directly or indirectly controlled by the specified Person and its Subsidiaries through the exercise of voting power, by contract or otherwise.

         "Tax" means any U.S. or Canadian federal, state, provincial, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, recording, occupancy, sales, use, transfer, registration, value added minimum, estimated or other tax of any kind whatsoever, including any interest, additions to tax, penalties, fees, deficiencies, assessments, additions or other charges of any nature with respect thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund or credit or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Treasury Regulations" means regulations promulgated by the U.S. Treasury Department under the Code.

                                   ARTICLE II
                                BASIC TRANSACTION

         2.1 Merger; Surviving Corporation. In accordance with and subject to the provisions of this Agreement and the Florida Business Corporation Act ("FBCA"), at the Effective Time, the Merger Sub shall be merged with and into the Company ("Merger"), and the Company shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Florida. At the Effective Time, the separate existence of the Merger Sub shall cease. All properties, franchises and rights belonging to the Company and Merger Sub, by virtue of the Merger and without further act or deed, shall be vested in the Surviving Corporation, which shall thenceforth be responsible for all the liabilities and obligations of each of Merger Sub and the Company.

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         2.2 Articles of Incorporation. The Company's articles of incorporation, as in effect at the Effective Time, shall be in full force and effect as the certificate of incorporation of the Surviving Corporation until altered or amended as provided therein or by law.

         2.3 By-Laws. The Company's by-laws, as in effect at the Effective Time, shall be the by-laws of the Surviving Corporation until altered, amended or repealed as provided therein.

         2.4 Directors and Officers. The directors of the Company (the "Company Directors") prior to the Effective Time shall resign as of the Closing. The members of the board of directors of the Surviving Corporation shall, be reconstituted post Closing by the sole shareholder of the Surviving Corporation, who shall serve thereafter in accordance with the certificate of incorporation and by-laws of the Surviving Corporation and the FBCA. The officers of the Company prior to the Effective Time ("Company Officers") shall resign as of the Closing. The officers of the Surviving Corporation shall, be reconstituted post Closing by the new board of directors, and shall thereafter serve at the pleasure of the board of directors of the Surviving Corporation and the Globe.

         2.5 Effective Time. The Merger shall become effective at the time and date that the articles of merger ("Articles of Merger"), in form and substance acceptable to the Parties, is accepted for filing by the Department of State of the State of Florida in accordance with the provisions of Section 607.1105 of the FBCA. The Articles of Merger shall be executed by the Merger Sub and the Company and delivered to the Department of State of the State of Florida for filing on the Closing Date. The date and time when the Merger becomes effective are referred to herein as the "Effective Time."

         2.6 Merger Consideration; Conversion and Cancellation of Securities; Registration.

         (a) Conversion of Company Capital Stock. At the Effective Time of the Merger, all of the issued and outstanding shares of the common stock of the Company outstanding immediately before the Effective Time, shall be converted, by virtue of the Merger and without any further action on the part of the holders thereof, into an aggregate number of One Million Three Hundred Seventy-Five Thousand (1,375,000) shares of the Globe Common Stock ("Merger Shares"). The Merger Shares will be unregistered, will constitute restricted securities within the meaning of the Securities Act and will contain restrictive legends prohibiting the transfer of such shares other than in compliance with applicable federal and state securities laws. Subject to providing the Globe with acceptable representations for a private sale under applicable federal and state securities laws, the Globe specifically agrees and consents to any transfer of Merger Shares among the Company Shareholders occurring within thirty
(30) days of Closing. The allocation of the (i) Merger Shares, (ii) Cash and
(iii) Note shall (but for the application of cash consideration to Company Shareholder debt) be pro rata among the Company Shareholders and shall be as set forth on Section 2.6 of the Company Disclosure Schedule to be delivered to the Globe at least one business day prior to the Closing. The Company Shareholders shall have demand registration rights with respect to the Merger Shares pursuant to the terms of Section 2.12-2.17 herein.

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         (b) Treasury Shares, Etc. Each share of Company Common Stock held in the treasury of the Company immediately before the Effective Time shall be cancelled and extinguished, and nothing shall be issued or paid in respect thereof.

         (c) Conversion of Merger Sub Stock. At the Effective Time of the Merger, each of the issued and outstanding shares of the Merger Sub common stock outstanding immediately before the Effective Time shall be converted, by virtue of the Merger and without any further action on the part of the holders thereof, into one (1) share of the Company Common Stock.

         2.7 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company.

         2.8 Closing. The closing of the transactions contemplated by this Agreement and the Collateral Documents ("Closing") shall take place at the offices of the Globe, 110 East Broward Blvd, Suite 1400, Ft. Lauderdale, FL 33301, or at such other location as the parties may agree, at 10:00 a.m., Eastern Time, on a Business Day specified by the Globe on at least two business days notice to the Company that may be on, but shall not be more than five Business Days after, all conditions precedent to the Closing have been satisfied or waived, or on such other date and at such other time as the Parties may agree, provided that all such conditions precedent have been satisfied or waived. The date on which the Closing actually occurs is referred to herein as the "Closing Date."

         2.9 Treatment of Certain Outstanding Derivative Securities. All rights to acquire any shares of the Company Common Stock shall be either converted into shares of the Company Common Stock, exercised prior to the Closing Date or extinguished. Any such derivative securities not so converted or exercised shall be terminated without liability to the Globe or the Surviving Corporation.

         2.10     Intentionally Omitted.

         2.11 Warrants. At the Closing, the Globe shall issue to the Company Shareholders warrants to purchase Five Hundred Thousand (500,000) shares of Globe Common Stock at a strike price of seventy two cents cents ($.72) ("Warrants"). The Warrants shall be issued to the Company Shareholders pursuant to the term of the Warrant Agreement attached hereto as Exhibit "B." The Company Shareholders shall have demand registration rights with respect to the Warrants pursuant to the terms of Section 2.12-2.18 herein.

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         2.12 Demand Registration; Limitations. At any time after the one year anniversary of the closing of this Agreement, the holders (the "Holders") of a majority of the shares of Globe Common Stock issued under this Agreement or issuable upon exercise of the Warrants shall be entitled to deliver written notice to the Globe demanding the registration of all Registerable Securities (as hereinafter defined) or such lesser number as the Holders may elect. Upon the written request of such Holders, the Globe shall use commercially reasonable efforts to cause to be registered under the Securities Act all of such Registerable Securities. The Holders whom elect to participate in the registration are called "Participating Holders." The term "Registerable Securities" shall mean shares of the Globe Common Stock issued pursuant to this Agreement and all shares of Globe Common Stock issuable upon exercise of the Warrants, including the Performance Warrants, together with any shares of Globe Common Stock issued or issuable by way of a stock dividend or stock split or in connection with any recapitilization, merger, consolidation or other reorganization. The Holders of the Registerable Securities may exercise the rights described in this Section 2.12 a total of one time. Notwithstanding any demand by the Holders hereunder, the Globe shall not be required to effect any such registration, and may delay any such registration, at anytime during which:
(i) the Globe has pending, or reasonably anticipates filing within forty five
(45) days of receipt of a demand for registration hereunder, its own registration statement for the public offering of shares of Common Stock by the Globe; provided that the Registrable Securities are included in such registration statement (ii) has pending, or has received a notice of demand registration relating to, a registration statement for the offer and sale of Common Stock by selling shareholders pursuant to other registration rights granted by the Globe, whether or not outstanding prior to the date hereof; or
(iii) the Globe's Board of Directors determines, in its good faith discretion, that such registration may have a material adverse effect on the Globe or its plans or prospects; provided that, in any of such events, the Holders shall continue to have a demand right and the Globe shall promptly notify the Holders of the foregoing and provide the Holders with an estimate of when they may exercise such demand registration again; and provided further that solely in the event of clause (iii) above, (x) the Globe's ability to delay such registration shall be limited to durations of not longer than ninety (90) days and (y) the Globe shall not delay more than once during any twelve month period.

         2.13 Furnish Information. It shall be a condition precedent to the obligations of the Globe to take any action pursuant to this Agreement with respect to the Registrable Securities that each of the Participating Holders furnish to the Globe such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

         2.14 Expenses of Registration. The Globe shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
2.12 for the Holders, including without limitation all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto but excluding the fees and disbursements of counsel to the Participating Holders. The Participating Holders shall be responsible for payment of any underwriter's or broker's fee or commission with respect to the sale of their Registerable Securities.

         2.15 Registration Procedures. Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Globe shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and in furtherance hereof, the Globe shall as expeditiously as possible:

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         (a) prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become and remain effective; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Globe shall furnish to the counsel selected by the Participating Holders copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel;

         (b) notify each Participating Holder of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (c) furnish to each Participating Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

         (d) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder (provided that the Globe shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

         (e) notify each Participating Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller or by its own initiative, the Globe shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (f) furnish to each Participating Holder a signed counterpart, addressed to such Participating Holder, of (i) an opinion of counsel for the Globe, dated the effective date of the registration statement, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Globe's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the comfort letter, with respect to events subsequent to the date of the financial statements), as are customarily covered (at the time of such registration) in


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opinions of issuer's counsel and in comfort letters delivered to the underwriters in underwritten public offerings of securities. If and to the extent that any registration relates to an underwritten public offering, such opinion and comfort letter shall be sufficient if it is in the form acceptable to the managing underwriter thereof.

         (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Participating Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

         (i) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Globe shall use commercially reasonable efforts promptly to obtain the withdrawal of such order.

         2.16 Selection of Underwriter. The holders of a majority of the Registrable Securities initially requesting registration hereunder shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Globe's approval which shall not be unreasonably withheld or delayed.

         2.17 Indemnification. In the event any Registrable Securities are included in a registration statement under this Article II:

         (a) The Globe will indemnify and hold harmless the Participating Holders, the partners or officers, directors and shareholders of the Participating Holders, legal counsel and accountants for the Participating Holders, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any Violation or alleged Violation by the Globe of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws. The Globe will reimburse each Participating Holder for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.17(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Globe (which consent shall not be unreasonably withheld), nor shall the Globe be liable for any such loss, claim, damage, liability or action to the


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extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Participating Holder; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit a Participating Holder, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Globe shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Participating Holder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

         (b) Each Participating Holder will indemnify and hold harmless the Globe, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Globe within the meaning of the Securities Act, legal counsel and accountants for the Globe and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Participating Holder expressly for use in connection with such registration; and such Participating Holder will reimburse any person intended to be indemnified pursuant to this subsection, for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.17(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Participating Holder (which consent shall not be unreasonably withheld).

         (c) Promptly after receipt by an indemnified party under this Section
2.17 of notice of the commencement of any action (including any action by a governmental authority), such indemnified party (the "Indemnified Party") will, if a claim in respect thereof is to be made against any indemnifying party (the "Indemnifying Party") under this Section 2.17, deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnified Party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a complete and full release from all liability in respect of such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an Indemnifying Party without the consent of such Indemnifying Party.

         (d) If the indemnification provided for in this Section 2.17 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 2.17, no indemnifyng party shall be required, pursuant to this Section 2.17, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

         2.18 Successor Registration Rights. The Parties acknowledge that the Globe intends to raise additional capital through a private sale of preferred stock, Globe Common Stock or other securities convertible into Globe Common Stock ("Private Placement"). In the event the Globe should close a Private Placement within the next six (6) months for at least One Million Dollars ($1,000,000) that includes, registration, piggy-back and/or co-sale rights, then notwithstanding Sections 2.12 through 2.17, the Company Shareholders shall instead receive identical rights to (excepting any difference in the type of Registerable Securities), and on parity with, the rights granted in such Private Placement in lieu of the rights set forth in such sections.

                                   ARTICLE III
                             PERFORMANCE BASED BONUS

         3.1 PERFORMANCE BASED BONUS.

         (a) Company Projections/ Performance Based Bonus. The Company projects that its revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA") for the periods relating to 2003, 2004 and 2005, respectively described below, shall be:

                  (i) Revenues: Eight Million Two Hundred Thousand Dollars ($8,200,000) and EBITDA: One Million Two Hundred Thousand Dollars ($1,200,000) for the calendar the period beginning January 1 2003 and ending March 31, 2004 ("2003 Estimate");

                  (ii)     Revenues: Eighteen Million Dollars ($18,000,000) and
                           EBITDA: Two Million Eight Hundred Thousand Dollars ($2,800,000) for the period beginning April 1, 2004 and ending March 31, 2005 ("2004 Estimate"); and

                  (iii)    Revenues: Thirty Million Dollars ($30,000,000) and
                           EBITDA: Four Million Eight Hundred Thousand Dollars ($4,800,000) for the period beginning April 1, 2005 and ending March 31, 2006 ("2005 Estimate" and collectively with (i) and (ii) "Estimates").

         Based upon the Estimates, the Globe agrees at Closing, to issue Two Million Seven Hundred Fifty Thousand (2,750,000) warrants (on the same terms and conditions as the Warrants and pursuant to the Warrant Agreement attached hereto as Exhibit "A")("Performance Warrants") to be issued pro rata to the Company Shareholders based upon their respective stock ownership in the Company immediately prior to the Closing of the Merger, if applicable, as follows:

                  (i) Upon the filing of the the Globe's 10-Q or 10-QSB for the quarter ended March 31, 2004, 500,000 Performance Warrants shall be release to the Company Shareholders if the 2003 Estimate was achieved;

                  (ii) Upon the filing of the the Globe's 10-Q or 10-QSB for the quarter ended March 31, 2005, 750,000 Performance Warrants shall be release to the Company Shareholders if the 2004 Estimate was achieved; and

                  (iii) Upon the filing of the the Globe's 10-Q or 10-QSB for the quarter ended March 31, 2006, 1,500,000 Performance Warrants shall be release to the Company Shareholders if the 2005 Estimate was achieved.
                  .
         (b) Adjustments to Estimates. Upon filing of the applicable Globe's 10-Q or 10-QSB as stated above (which shall be completed in accordance with GAAP and as determined by the Globe pursuant to its normal financial reporting procedures consistent with the Globe's Securities Filings applicable to such time periods ), the actual results of the Company shall be determined ("2003 Actual, 2004 Actual and/or 2005 Actual"). In determining the total amount of Performance Warrants due to the Company Shareholders for time period, if any, the number of Performance Warrants shall be reduced as follows:

                  (i) In the event the 2003, 2004 and/or 2005 Actual is less than the 2003, 2004 and/or 2005 Estimate, then the number of Performance Warrants otherwise due to the Company Shareholders for 2003, 2004 and/or 2005 shall be reduced as follows: (a) if the 2003, 2004 and/or 2005 Actual is eighty-five percent (85%) or more of the 2003, 2004 and/or 2005 Estimate, the number of Performance Warrants due to Company Shareholders shall be reduced proportionally by the amount that the 2003, 2004 and/or 2005 Actual was less than the 2003, 2004 and/or 2005 Estimate. In the event the 2003, 2004 and/or 2005 Actual is less than eighty-five percent (85%) of the 2003, 2004 and/or 2005 Estimate, as the case may be, then Company Shareholders shall not receive any Performance Warrants for that particular time period.

                  (ii) It is expressly understood and agreed by the Parties hereto that in the event of a Change of Control of the Globe during 2003, 2004 and/or 2005, all remaining unearned Performance Warrants shall be deemed earned and shall be distributed to the Company Shareholders. Provided, however that such provision shall only apply prospectively and shall not apply to any of the applicable three time periods preceding the Change of Control. For example, if a Change of Control occurred June 2004 and the Performance Warrants for the period ended March 31, 2004 were not satisfied, then the Performance Warrants related to such period ended March r 31, 2004 would continue to be unearned. Until the occurrence of a Change of Control or attainment of the applicable performance criteria, all Performance Warrants shall be held in escrow by the Globe. In the event any Performance Warrants are not earned then they shall be deemed null and void.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company, and each Company Shareholder, jointly and severally, represent and warrant to the Globe and Merger Sub that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout Article IV, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date.

         4.1 Organization and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Florida. The Company has no Subsidiaries. The Company has all requisite power and authority to own, lease, license and use the Company Assets as they are currently owned, leased, licenses and used and to conduct its business as it is currently conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it make such qualification or license necessary, except any such jurisdiction where the failure to be so qualified or licensed would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

         4.2      Capitalization.

         (a) The authorized, issued and outstanding capital stock and other ownership interests of the Company, including all outstanding or authorized options, warrants, purchase rights, preemptive rights or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock or other ownership interests (collectively "Options") are fully and accurately described in Section 4.2(a) of the Company Disclosure Statement, which Statement shall be updated as of the Closing. The Company Shareholders own all of the issued and outstanding securities of the Company, in the amounts set for in Section 2.6 of the Company Disclosure Statement, free and clear of any liens or encumbrances.

         (b) All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and have been issued in compliance with applicable securities laws and other applicable Legal Requirements or transfer restrictions under applicable securities laws.

         4.3 Authority and Validity. The Company, and each Shareholder, has all requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by the Company of, the performance by the Company of its obligations under, and the consummation by the Company of the transactions contemplated by, this Agreement have been duly authorized by all requisite action of the Company and each Shareholder. This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Globe Parties) is the legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms. Upon the execution and delivery of the Collateral Documents by each Person (other than the Globe Parties) that is required by this Agreement to execute, or that does execute, this Agreement or any of the Collateral Documents, and assuming due execution and delivery thereof by the Globe Parties, the Collateral Documents will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         4.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and giving notices to Governmental Authorities and Persons identified in Section 4.4 of the Company Disclosure Statement, the execution, delivery and performance by the Company and each Company Shareholder of this Agreement and the Collateral Documents to which it or they are a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of the Company or any Company Shareholder under, or result in the creation or imposition of any encumbrance upon the Company, the Company Assets or the Company Common Stock by reason of the terms of (i) the articles of incorporation, by-laws or other charter or organizational document of the Company, (ii) any material contract, agreement, lease, indenture or other instrument to which the Company or any Company Shareholder is a party or by or to which the Company or any Company Shareholder or its property may be bound or subject and a violation of which would result in a Material Adverse Effect on the Company (a "Material Company Contract"), (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to the Company or any Company Shareholder or (iv) any Permit of the Company, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on the Company or on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any Company Shareholder to perform its obligations under this Agreement or any of the Collateral Documents.

         4.5 Consents and Approvals. Except for requirements described in
Section 4.5 of the Company Disclosure Statement, no consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by the Company in connection with the execution, delivery and performance by the Company of this Agreement or any Collateral Document or for the consummation by the Company of the transactions contemplated hereby or thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents.

         4.6 Title to Assets. With respect to all assets and properties of the Company,

         (a) The Company does not own any real property. Section 4.6 of the Company Disclosure Statement includes an accurate and complete description of
(i) all real property leased by the Company (identifying the lessee and the lessor and describing the term and the payment terms) and (ii) each place of business of the Company. The Company has good title to the material Company Assets, free and clear of any and all encumbrances, except (A) the matters described in Section 4.6 of the Company Disclosure Statement (all of which will have been discharged at or before the Closing unless otherwise indicated in
Section 4.6 of the Company Disclosure Statement) and (B) Permitted Liens.

         (b) Except as provided in Section 4.6 of the Company Disclosure Statement, no Person has any right to acquire, directly or indirectly, any interest in any of the material Company Assets, and there is no agreement to which the Company or any of its Affiliates is a party or is otherwise bound relating to the foregoing.

         4.7 Compliance with Legal Requirements. Except as described in Section
4.7 of the Company Disclosure Statement, the Company has operated the Company business in compliance with all Legal Requirements applicable to the Company except to the extent the failure to operate in compliance with all Legal Requirements would not have a Material Adverse Effect on the Company. Except as described in Section 4.7 of the Company Disclosure Statement, no action, suit, proceeding, hearing or investigation has been commenced or, to the Company's knowledge, threatened, and no charge, complaint, claim, demand or notice has been filed, against the Company alleging any failure to so comply.

         4.8 Financial and Other Information.

         The Company has provided the Globe with (a) an unaudited balance sheet of the Company as of December 31, 2002 and unaudited statement of operations and cash flow for the year then ended; and (b) unaudited balance sheet of the Company as of March 31, 2003 ("Most Recent Balance Sheet") and the related statements of operations and cash flows for the period then ended. All such financial statements (including the notes thereto) ("Company Financial Statements") have, but for the non-accrual of the $31,000 liability to CopperCom as identified in Section 4.16 of the Company Disclosure Statement, been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly in all material respects the financial condition of the Company and its results of operations as of the dates and for the periods indicated (except as may be indicated in the notes thereto), subject in the case of the interim unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

         4.9 Legal Proceedings. There are no outstanding judgments or orders against or otherwise affecting or related to the Company or the Company Assets; there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the Company's and each Company Shareholder's respective knowledge, threatened against the Company.

         4.10 Taxes. The Company has duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Regulatory Authority. All Taxes due and payable by the Company (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or, if filed, regardless whether such Tax Returns are deficient), except such amounts as (i) are not in the aggregate material or (ii) are being contested diligently and in good faith by appropriate proceedings and for which there are adequate reserves in the Company Financial Statements. The Company has furnished to the Globe true and correct copies of all income Tax Returns filed by it in the past two years, all of which are accurate and complete in all material respects. Except as set forth in Section
4.10 of the Company Disclosure Statement, there are no pending Tax audits, claims or proceedings relating to the Company, the Company Assets or income therefrom. The Company has not agreed to any waiver or extension of any statute of limitations relating to any Tax. The Company has no outstanding power of attorney authorizing any Person to act on its behalf in connection with any Tax or Tax Return. The Company has no outstanding closing agreement, request for a ruling or determination, request for a change in method of accounting, subpoena or request for information with or by any Regulatory Authority with respect to any Tax or Tax return.

         4.11 Material Company Contracts. Section 4.11 of the Company Disclosure Schedule sets forth a true and complete list of all Material Company Contracts. Except as set forth in Section 4.11 of the Company Disclosure Statement:

         (a) Each Material Company Contract is legal, valid, binding, enforceable and in full force and effect;

         (b) Subject to obtaining any consent disclosed in Section 4.5 of the Company Disclosure Schedule, the transactions contemplated by this Agreement will not prevent the Material Company Contract from continuing to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and

         (c) Neither the Company, nor to the knowledge of the Company, any other party thereto, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration, under the Material Company Contract.

         (d) No Material Contract included or incorporates any provision, the effect of which may be to enlarge or accelerate any of the obligations of the Company or to give additional rights to any other party thereto, or will terminate, lapse, or in any other way be affected, by reason of the transactions contemplated by this Agreement.

         4.12 Books and Records. The books and records of the Company accurately and fairly represent the Company business and its results of operations in all material respects.

         4.13 Insurance. Section 4.13 of the Company Disclosure Statement lists the policies of theft, fire, liability, worker's compensation, life, property and casualty, directors' officers' and other insurance owned or held by the Company and the basis on which such policies provide coverage (i.e., an occurrence or claims-made basis).

         4.14 Brokers or Finders. No broker or finder has acted directly or indirectly for the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement, and neither the Company nor any of its Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

         4.15 Absence of Certain Changes. Since the date of the most Recent Balance Sheet, there has not been:

         (a) any (i) acquisition (by purchase, lease as lessee, license as licensee, or otherwise) or disposition (by sale, lease as lessor, license as licensor, or otherwise) by the Company of any material Company Assets, or (ii) other transaction by, or any agreement or commitment on the part of, the Company, other than those in the ordinary course of business that have not caused and will not cause, either in any case in the aggregate, a Material Adverse Effect on the Company;

         (b) any material change in the condition (financial or otherwise), properties, assets, liabilities, investments, revenues, expenses, income, operations, business or prospects of the Company, or in any of its relationships with any suppliers, customers, or other third parties with whom it has financial, commercial, or other business relationships;

         (c) any transaction by the Company with any of its Affiliates, other than the payment of compensation and reimbursement of reasonable employee travel and other business expenses in accordance with existing employment arrangements and usual past practices;

         (d) any damage, destruction, or loss affecting its properties or assets, whether or not covered by insurance;

         (e) any declaration, setting aside, or payment of any dividend or any other distribution (in cash, stock, and/or property or otherwise) in respect of any shares of the capital stock or other securities of the Company;

         (f) any issuance of any shares of Company Common Stock or other securities of the Company, or any direct or indirect redemption, purchase, or other acquisition by the Company of any shares of its capital stock or other securities;

         (g) any change in the officer, directors, key employees or independent contractors of the Company;

         (h) any labor trouble or claim or unfair labor practices involving the Company, any increase in the compensation or other benefits payable or to become payable by the Company to any of its Affiliates, or to any of the respective officers, employees, or independent contractors of the Company, or any bonus payments or arrangements make to or with any of such officers, employees, or independent contractors;

         (i) any forgiveness or cancellation of any debt or claim by the Company or any waiver by the Company or any right of material value, other than compromises of accounts receivable in the ordinary course of business;

         (j) any incurrence or any payment, discharge, or satisfaction by the Company of any other Indebtedness or any material obligations or material liabilities, whether absolute, accrued, contingent, or otherwise (including, liabilities, as guarantor or otherwise, with respect to obligations of others), other than current liabilities to persons other than Affiliates of the Company incurred since the date of such balance sheet in the ordinary course of business;

         (k) any incurrence, discharge, or satisfaction of any encumbrance on any of the Company Assets or on any of the Company Common Stock;

         (l) any change in the financial or tax accounting principles, practices, or methods of the Company; or

         (m) any agreement, understanding, or commitment by or on behalf of the Company, or by or on behalf of its respective Affiliates, directors, officers, employees, agents, or representatives, whether in writing or otherwise, to do or permit any of the things referred to in this Section 4.15.

         4.16 Indebtedness. Immediately after the Closing, except for debts incurred in the ordinary course of business, the Company will have no Indebtedness outstanding other than as set forth in Section 4.16 of the Company Disclosure Statement. The Company is not in default with respect to any outstanding Indebtedness or any instrument or agreement relating thereto.

         4.17 Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Most Recent Balance Sheet, or incurred after the date of such balance sheet in the ordinary course of business other than in connection with the transactions with Affiliates, the Company has no material liabilities or obligations of any nature, whether accured, absolute, contingent, or otherwise (including, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due.

         4.18 Potential Conflicts of Interest. Except as disclosed in Section
4.18 of the Company Disclosure Statement, neither the Company nor any of its respective officer, directors, employees, or other Affiliates (i) is an officer, director, employee, or consultant of, any person that is a competitor, lessor, lessee, customer, or supplier of the Company, (ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the business of the Company or (iii) has any cause of action or other claim whatsoever against the Company or owes any amount to the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements.

         4.19 Employees. Section 4.19 of the Company Disclosure Statement contains an accurate and complete list setting forth the name and current annual salary and other compensation payable by the Company to each employee of the Company.

         4.20 Accounts and Notes Receivable. Section 4.20 of the Company Disclosure Statement sets forth a list of all accounts and notes receivable of the Company as of the Closing Date. To the best knowledge of the Company, all such accounts and notes receivable are (a) valid, genuine and subsisting, (b) arise out of bona fide sales and delivery of goods, performance of services or other business transactions and (c) subject to no defenses, set-offs, counterclaims, security interests or other encumbrances except to the extent of a provision for reserves (which reserves have been determined based upon actual prior experience and are consistent with past practices).

         4.21 Employee Benefit Plans. Except as set forth in Section 4.21 of the Company Disclosure Statement, the Company has no employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any other pension, bonus, deferred compensation, stock bonus, stock purchase, post-retirement medical, hospitalization, health and other employee benefit plan, program or arrangement, whether formal or informal, under which the Company has any obligation or liability, or under which any employee or former employee of the Company has any rights or benefits.

         4.22 Investment. Each of the Company Shareholders:

         (a) understands that none of the Merger Shares, Warrants, if and to the entent earned Performance Warrants and/or shares of Globe Common Stock underlying the Warrants or Performance Warrants have been, and subject only to
Article II herein may not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering;

         (b) is acquiring the Merger Shares, Warrants, if and to the entent earned Performance Warrants and/or shares of Globe Common Stock underlying the Warrants or Performance Warrants solely for his or her or its own account for investment purposes, and not with a view to the distribution thereof;

         (c) is a sophisticated investor with knowledge and experience in business and financial matters;

         (d) has reviewed the Globe Securities Filings and has and the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Merger Shares;

         (e) is able to bear the economic risk and lack of liquidity inherent in holding the Merger Shares, Warrants, if and to the entent earned Performance Warrants and/or shares of Globe Common Stock underlying the Warrants or Performance Warrants;

         (f) is an Accredited Investor; and

         (g) is a resident of the state of Florida.

         4.23 Tax Free Reorganization. Each Company Shareholder acknowledges and agrees that, except for the Cash consideration, (including the Note), the transactions contemplated by this Agreement are intended to constitute a tax-free reorganization under Section 368(a) of the Code. Each Company Shareholder has no present intention of taking any acts which would jeopardize the tax-free treatment of this transaction and shall, among other things, take those actions necessary to effect the tax-free reorganization including those actions required by Treas. Reg. Section 1.368-3(a). Each Company Shareholder has sought and obtained his, her or its own advisor as to the tax consequences of the merger and the investment in the Merger Shares, Warrants and Performance Warrants. Each Company Shareholder acknowledges that the Globe makes no representations with respect to the tax consequences of the transactions contemplated by the Agreement.

         4.24 Intellectual Property.

         (a) Section 4.24 of the Company Disclosure Statement lists all patents, patent applications, mask works, trademarks, trade names, service marks, logos, registered copyrights, database rights and licenses used in or necessary to the Company's businesses as now being conducted (collectively, and together with any technology, know-how, trade secrets, processes, formulas, techniques, and unregistered copyrights used in or necessary to the Company's business, "Intellectual Property"). Section 4.24 of the Company Disclosure Statement lists all Intellectual Property owned by or licensed to the Company indicating, as to each entry, (i) whether such Intellectual Property is exclusively or non-exclusively owned by or licensed to the Company and (ii) the terms of any royalty payments required to be made by the Company. No intellectual property rights, privileges, licenses, contracts, or other agreements, instruments, or evidences of interests (other than the Intellectual Property listed on Schedule 4.24) are necessary to or used in the conduct of its business as presently conducted.

         (b) Licenses; Infringement by Others. To the best of the Company's knowledge, none of the Intellectual Property is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Intellectual Property is pending, or to the Company's knowledge, threatened, nor, to the best knowledge of the Company's, is there any basis for any such litigation or proceeding.

         (c) Infringement by the Company; Violations. To the best knowledge of the Company: (i) neither the Company nor any of its employees has infringed or made unlawful use of, or is infringing or making unlawful use of, any proprietary or confidential information of any person, including any former employer of any past or present employee or consultant of the Company; and (ii) the activities of the Company's employees in connection with their employment do not violate any agreements or arrangements that any such employees or consultants have with any former employer or any other person. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) charging the Company with infringement or unlawful use of any patent, trademark, copyright, or other proprietary right is pending, or to the best knowledge of the Company, threatened; nor is there any basis for any such litigation or proceeding.

         4.25 Disclosure. To the best knowledge of the Company and each Company Shareholder, no representation or warranty of the Company in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by the Company pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF THE GLOBE AND MERGER SUB

         Each of the Globe and Merger Sub, jointly and severally, represent and warrant to the Company that the statements contained in this Article V are correct and complete as of the date of this Agreement and, except as provided in
Article V, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V, except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date).

         5.1 Organization and Qualification. Each of the Globe and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and Florida, respectively, and each is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation. Each of the Globe and Merger Sub has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted. Each of the Globe and Merger Sub is duly qualified or licensed to do business in and is in good standing in each jurisdiction in which the character of the properties owned, leased or used by it or the nature of the activities conducted by it makes such qualification necessary any such jurisdiction where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Globe or Merger Sub or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of any of the Globe Parties to perform its obligations under this Agreement or any of the Collateral Documents.

         5.2 Capitalization. All of the issued and outstanding shares of the Globe Common Stock and the common stock of Merger Sub have been duly authorized and are validly issued and outstanding, fully paid and nonassessable (with respect to Subsidiaries that are corporations) and have been issued in compliance with applicable securities laws and other applicable Legal Requirements. The Merger Shares, when issued, will have been duly authorized, validly issued and outstanding, fully paid and nonassessable and, will have been issued in compliance with applicable securities laws and other applicable Legal Requirements.

         5.3 Authority and Validity. Each Globe Party has all requisite power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by, this Agreement and the Collateral Documents. The execution and delivery by each Globe Party of, the performance by each Globe Party of its respective obligations under, and the consummation by the Globe Parties of the transactions contemplated by, this Agreement and the Collateral Documents have been duly authorized by all requisite action of each Globe Party. This Agreement has been duly executed and delivered by each of the Globe Parties and (assuming due execution and delivery by the Company and each Company Shareholder) is the legal, valid and binding obligation of each Globe Party, enforceable against each of them in accordance with its terms. Upon the execution and delivery by each of the Globe Parties of the Collateral Documents to which each of them is a party, and assuming due execution and delivery thereof by the other parties thereto, the Collateral Documents will be the legal, valid and binding obligations of each such Person, as the case may be, enforceable against each of them in accordance with their respective terms.

         5.4 No Breach or Violation. Subject to obtaining the consents, approvals, authorizations, and orders of and making the registrations or filings with or giving notices to Regulatory Authorities and/or Persons, the execution, delivery and performance by the Globe Parties of this Agreement and the Collateral Documents to which each is a party, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of any Globe Party under, or result in the creation or imposition of any Encumbrance upon the property of the Globe or Merger Sub by reason of the terms of (i) the articles of incorporation, certificate of incorporation, by-laws or other charter or organizational document of any Globe Party, (ii) any material contract, agreement, lease, indenture or other instrument to which any Globe Party is a party or by or to which any Globe Party or its property may be bound or subject (a "Material Globe Contract"), (iii) any order, judgment, injunction, award or decree of any arbitrator or Regulatory Authority or any statute, law, rule or regulation applicable to any Globe Party or (iv) any Permit of the Globe or Merger Sub, which in the case of (ii), (iii) or (iv) above would have a Material Adverse Effect on the Globe or Merger Sub or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of any Globe Party to perform its obligations under this Agreement or any of the Collateral Documents

         5.5 Consents and Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by any Globe Party in connection with the execution, delivery and performance by them of this Agreement or any Collateral Document or for the consummation by them of the transactions contemplated hereby or thereby, except to the extent the failure to obtain such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on any Globe Party or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of any of the Globe Parties to perform its obligations under this Agreement or any of the Collateral Documents.

         5.6 Compliance with Legal Requirements. The Globe has operated in compliance with all Legal Requirements applicable to the Globe and its Subsidiaries, except to the extent the failure to operate in compliance with all Legal Requirements would not have a Material Adverse Effect on the Globe or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents. No action, suit, proceeding, hearing or investigation has been commenced or, to the Globe's knowledge, threatened, and no charge, complaint, claim, demand or notice has been filed against the Globe alleging any failure to so comply.

         5.7 Financial and Other Information.

         (a) The Globe has timely filed all required reports, schedules, forms, statements and other documents (the "Filings") with the Securities and Exchange Commission. Each of Globe's Filings complies as to form in all material respects with the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Filings and none of the Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The historical financial statements (including the notes thereto) ("Globe Financial Statements") contained (or incorporated by reference) in the Globe Securities Filings have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), and present fairly the financial condition of the Globe and its results of operations as of the dates and for the periods indicated, subject in the case of the interim unaudited financial statements only to normal year-end adjustments (none of which will be material in amount) and the omission of footnotes.

         5.8 Undisclosed Liabilities. As of the Closing Date, all material liabilities of the Globe have been disclosed in the Globe Securities Filings, except those disclosed on Schedule 5.8 or those liabilities incurred in the ordinary course of business.

         5.9 Legal Proceedings. Except as set forth in the Globe Securities Filings filed through the date hereof, (i) there are no claims, actions, suits, arbitrations, investigations or proceedings pending or involving or, to the knowledge of the Globe or Merger Sub, threatened against either of them before or by any court or governmental or non-governmental department, commission, board, bureau, agency or instrumentality, or any other Person, (ii) there are no outstanding judgments or orders against or otherwise affecting or related to either the Globe or Merger Sub, or its respective business or assets; (iii) there is no valid basis for any claim, action, suit, arbitration, proceeding or investigation before or by any Person and (iv) there is no action, suit, complaint, proceeding or investigation, judicial, administrative or otherwise, that is pending or, to the best knowledge of any Globe Party, threatened that, if adversely determined, would have a Material Adverse Effect on the Globe or Merger Sub would substantially delay any of the transactions contemplated hereunder, or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents.

         5.10 Taxes. The Globe has duly and timely filed in proper form all Tax Returns for all Taxes required to be filed with the appropriate Regulatory Authority. All Taxes due and payable by the Globe (or claimed to be due and payable) have been paid (regardless whether Tax Returns relating to such Taxes have been duly and timely filed or, if filed, regardless whether such Tax Returns are deficient). The Globe has furnished to the Company true and correct copies of all income Tax Returns filed by it in the past three years, all of which are accurate and complete in all material respects. There are no pending Tax audits, claims or proceedings relating to the Globe it business or assets. Neither the Globe nor any of its Subsidiaries has agreed to any waiver or extension of any statute of limitations relating to any Tax. The Globe has no outstanding power of attorney authorizing any Person to act on its behalf in connection with any Tax or Tax Return. The Globe has no outstanding closing agreement, request for a ruling or determination, request for a change in method of accounting, subpoena or request for information with or by any Regulatory Authority with respect to any Tax or Tax Return.

         5.11 No Orders. No order suspending the sale or ceasing the trading of the Globe Common Stock has been issued by any court, securities commission or regulatory authority in Canada or the United States, and no proceedings for such purpose are pending or, to the knowledge of the Globe, after reasonable inquiry, threatened.

         5.12 Brokers or Finders. No broker or finder has acted directly or indirectly for the Globe, any Globe Party or any of their Affiliates in connection with the transactions contemplated by this Agreement, and neither the Globe, any Globe Party nor any of their Affiliates has incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement.

         5.13 Disclosure. No representation or warranty of the Globe in this Agreement or in the Collateral Documents and no statement in any certificate furnished or to be furnished by the Globe pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI
                      PRE-CLOSING COVENANTS OF THE COMPANY

         Between the date of this Agreement and the Closing Date:

         6.1 Additional Information. The Company shall provide to the Globe and its Representatives such financial, operating and other documents, data and information relating to the Company and the Company Assets and Liabilities of the Company, as the Globe or its Representatives may reasonably request.

         6.2      Continuity and Maintenance of Operations.

         (a) Unless the Company shall have obtained the prior written consent of the Globe the Company shall not: (i) declare or pay any dividends or make any other distributions to the Company Shareholders; (ii) redeem or repurchase any securities, (iii) issue additional shares of Company Common Stock (except pursuant to options, warrants and convertible debt outstanding on the date hereof, (iv) make any loans other than in the Ordinary Course,(v) incur any additional Indebtedness, (vi) make any capital expenditure other than in the ordinary course of business or (vii) enter into any agreement to do any of the foregoing.

         (b) The Company shall not take, and shall use commercially reasonable efforts not to omit to take, any action that would cause any of its representations or warranties in this Agreement or the Collateral Documents to be untrue in any material respect as of the Closing Date, nor take or omit to take any action that would cause it to be in breach in any material respect of any of the covenants made by it in this Agreement or the Collateral Documents.

         (c) The Company shall not take and actions to reduce its working capital except for reductions that occur in the ordinary course of business.

         6.3 Consents and Approvals. As soon as practicable after execution of this Agreement, the Company shall use commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give any notice to, any Regulatory Authority or Person (other then the Company Shareholders, each of whom has voted in favor of the Merger) as is required to be obtained, made or given by the Company to consummate the transactions contemplated by this Agreement and the Collateral Documents, without giving rise to any prepayment, penalty or premium, and all of the authorizations, consents, approvals, actions, filings or notices set forth in Section 4.5 of the Company Disclosure Statement.

         6.4 Company Disclosure Statement. The Company shall, from time to time prior to Closing, supplement the Company Disclosure Statement with additional information that, if existing or known to it on the date of delivery of the Company Disclosure Statement to the Globe Parties, would have been required to be included therein.

                                   ARTICLE VII
                   PRE-CLOSING COVENANTS OF THE GLOBE PARTIES

         Between the date of this Agreement and the Closing Date,

         7.1 Consents and Approvals. As soon as practicable after execution of this Agreement, the Globe Parties shall use their commercially reasonable efforts to obtain any necessary consent, approval, authorization or order of, make any registration or filing with or give notice to, any Regulatory Authority or Person as is required to be obtained, made or given by any of the Globe Parties to consummate the transactions contemplated by this Agreement and the Collateral Documents.

         7.2 Notification of Certain Matters. The Globe shall promptly notify the Company of any fact, event, circumstance or action known to it that is reasonably likely to cause any Globe Party to be unable to perform any of its covenants contained herein or any condition not to be satisfied, or that, if known on the date of this Agreement, would have been required to be disclosed to the Company pursuant to this Agreement or the existence or occurrence of which would cause any of the Globe Parties' representations or warranties under this Agreement not to be correct and/or complete.

                                  ARTICLE VIII
            CONDITIONS PRECEDENT TO OBLIGATIONS OF THE GLOBE PARTIES

         All obligations of the Globe Parties under this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions, it being understood that the Globe Parties may, in their sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

         8.1 Accuracy of Representations. All representations and warranties of the Company and/or the Company Shareholders contained in this Agreement, the Collateral Documents and any certificate delivered by any of them at or prior to Closing shall be, true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. The Company shall have delivered to the Globe and Merger Sub a certificate dated the Closing Date to the foregoing effect.

         8.2 Covenants. The Company and the Company Shareholders shall, in all material respects, have performed and complied with each of the covenants, obligations and agreements contained in this Agreement and the Collateral Documents that are to be performed or complied with by them at or prior to Closing. The Company shall have delivered to the Globe and Merger Sub a certificate dated the Closing Date to the foregoing effect.

         8.3      Consents and Approvals.

         (a) All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or Person shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law or any Regulatory Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a Material Adverse Effect on the Company or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company to perform its obligations under this Agreement or any of the Collateral Documents. The Company shall provide evidence to the Globe that is has applied for transfer of its Federal Communications Commission 214 license.

         (b) This Agreement and the Merger shall have been approved by the requisite vote of the Company's Shareholders in accordance with the FGCL and the Company's Certificate of Incorporation and by-laws.

         (c) The Globe and Merger Sub shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such consents, approvals, authorizations and orders, the making of such registrations and filings and the giving of such notices referred to in subsections (a) and
(b).

         8.4 Delivery of Documents. The Company shall have delivered, or caused to be delivered, to the Globe and Merger Sub the following documents: (i) resolutions of the board of directors and shareholders of the Company authorizing the execution of this Agreement and the Collateral Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, (ii) all books and records of the Company; (iii) such other documents and instruments as the Globe may reasonably request: (A) to evidence the accuracy of the Company's representations and warranties under this Agreement, the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder; (B) to evidence the performance by the Company of, or the compliance by the Company with, any covenant, obligation, condition and agreement to be performed or complied with by the Company under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

         8.5 No Material Adverse Change. Since the date hereof, there shall have been no material adverse change in the Company Assets or the financial condition or operations of the Company, taken as a whole.

         8.6 No Litigation. No action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority, and no Legal Requirement or policy of any applicable regulatory authority, shall have been enacted, promulgated or issued that would: (i) prohibit or adversely affect in any material respect the Globe's or the Company's and its Subsidiaries' ownership or operation of all or a material portion of the Company Assets or materially and adversely affect the value of the Company Assets; (ii) materially restrict or limit or otherwise condition the Globe's or the Surviving Corporation's and its Subsidiaries' right to transfer and/or assign the Company Assets in the future;
(iii) compel the Globe or the Surviving Corporation or any of its Subsidiaries to dispose of or hold separate all or a material portion of the Company Assets as a result of any of the transactions contemplated by this Agreement and the Collateral Documents; (iv) prevent or make illegal the consummation of any transactions contemplated by this Agreement and the Collateral Documents; or (v) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation.

         8.7 Employment Agreement. Mr. James L. Magruder, Jr. shall have executed and delivered the Employment Agreement in the form of Exhibit "C" attached hereto.

         8.8 Assignment of Inventions and Confidentiality Agreements. Each employee of the Company will sign at Closing an Assignment of Inventions and Confidentiality Agreement in the form of Exhibit "D" attached hereto.

         8.9 Joinder of Shareholders. All of the existing Shareholders of the Company shall have executed this Agreement, or a counterpart thereof, and shall have delivered at the Closing stock certificates of the Company Shares, duly endorsed to the Globe.

         8.10 Dissenting Shareholders. There shall be no dissenting shareholders to the Merger or the transactions contemplated by this Agreement.

         8.11 Derivative Security Holders. All derivative securities of the Company shall be either exercised or terminated prior to Closing.

         8.12 Resignations. The Company Shareholders shall have caused all of the directors of the Company to resigned from the Board of Directors of the Company as of the Closing Date.

         8.13 Updated Company Disclosure Statement. In the event the Company or the Company Shareholders update the Company Disclosure Statement, such amendment(s) thereto shall be in form and substance reasonably satisfactory to the Globe.

         8.14 Other Documents. The Company shall have furnished the Globe with such other and further documents and certificates, including certificate of the Company's officers and others, as the Globe shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

                                   ARTICLE IX
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         All obligations of the Company under this Agreement shall be subject to the fulfillment at or prior to Closing of the following conditions, it being understood that the Company may, in its sole discretion, to the extent permitted by applicable Legal Requirements, waive any or all of such conditions in whole or in part.

         9.1 Accuracy of Representations. All representations and warranties of the Globe Parties contained in this Agreement, the Collateral Documents and any other document, instrument or certificate delivered by any of the Globe Parties at or prior to the Closing shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date, except for representations and warranties expressly stated to be made as of the date of this Agreement or as of another date other than the Closing Date and except for changes contemplated or permitted by this Agreement. The Globe Parties shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

         9.2 Covenants. The Globe Parties shall, in all material respects, have performed and complied with each obligation, agreement, covenant and condition contained in this Agreement and the Collateral Documents and required by this Agreement and the Collateral Documents to be performed or complied with by the Globe Parties at or prior to Closing. The Globe Parties shall have delivered to the Company a certificate dated the Closing Date to the foregoing effect.

         9.3 Consents and Approvals.

         (a) All consents, approvals, authorizations and orders required to be obtained from, and all registrations, filings and notices required to be made with or given to, any Regulatory Authority or shall have been duly obtained, made or given, as the case may be, and shall be in full force and effect, and any waiting period required by applicable law any Regulatory Authority in connection with such transactions shall have expired or have been earlier terminated, unless the failure to obtain, make or give any such consent, approval, authorization, order, registration, filing or notice, or to allow any such waiting period to expire or terminate would not have a Material Adverse Effect on the Globe or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Collateral Documents or the ability of the Company or any of the Globe Parties to perform its obligations under this Agreement or any of the Collateral Documents.

         (b) The Company shall have been furnished with the appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such consents, approvals, authorizations and orders.

         9.4 Delivery of Documents. The Globe Parties, as applicable, shall have executed and delivered, or caused to be executed and delivered, to the Company the following documents: (i) resolutions by the board of directors authorizing the execution of this Agreement and the Collateral Documents and the consummation of the transactions contemplated hereby, (ii) such other documents and instruments as the Company may reasonably request: (A) to evidence the accuracy of the representations and warranties of the Globe Parties under this Agreement and the Collateral Documents and any documents, instruments or certificates required to be delivered thereunder; (B) to evidence the performance by the Globe Parties of, or the compliance by the Globe Parties with, any covenant, obligation, condition and agreement to be performed or complied with by the Globe Parties under this Agreement and the Collateral Documents; or (C) to otherwise facilitate the consummation or performance of any of the transactions contemplated by this Agreement and the Collateral Documents.

         9.5 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition or operations of the Globe and its Subsidiaries taken as a whole.

         9.6 No Litigation. No action, suit or proceeding shall be pending or threatened by or before any Regulatory Authority and no Legal Requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement and the Collateral Documents that would: (i) prevent consummation of any of the transactions contemplated by this Agreement and the Collateral Documents; (ii) cause any of the transactions contemplated by this Agreement and the Collateral Documents to be rescinded following consummation; or (iii) have a Material Adverse Effect on the Globe.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.1 Indemnification by the Company. The Company and/or the Company Shareholders shall, jointly and severally, indemnify, defend and hold harmless
(i) the Globe and if subsequent to Closing the Company, (ii) each of Globe's assigns and successors in interest to the Company Shares, and (iii) each of their respective shareholders (excluding the Company Shareholders), members, partners, directors, officers, managers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of the Company and/or the Company Shareholders contained in this Agreement. Notwithstanding the foregoing, the Globe shall have no claim for indemnification against the Company with regard to any breach of a representation or warranty under this Agreement unless and until the aggregate amount of such claims shall, in the aggregate, exceed Fifty Thousand Dollars ($50,000), and, then, only to the extent of such excess. It is understood and agreed that any investigation and/or due diligence conducted by the Globe shall not affect its ability to (i) rely on the representations made by the Company and/or the Company Shareholders in this Agreement or (ii) in case of a breach of the same, redress such breach under this Agreement.

         10.2 Indemnification by the Globe and Merger Sub. The Globe and Merger Sub, jointly and severally, shall indemnify, defend and hold harmless the Company and its shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives, from and against any and all Losses which may be incurred or suffered by any such party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of the Globe or Merger Sub contained in this Agreement. Notwithstanding the foregoing, neither the Company nor the Company Shareholders shall have a claim for indemnification against the Globe or Merger Sub unless and until the aggregate amount of such claims shall, in the aggregate, exceed Fifty Thousand Dollars ($50,000), and, then, only to the extent of such excess.

         10.3 Notice to Indemnifying Party. If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which any other party (or parties) (the "Indemnifying Party") is obligated to provide indemnification pursuant to Sections 10.1 or 10.2, the Indemnified Party shall promptly give the Indemnifying Party written notice thereof, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising therefrom and the basis of the claim. Such notice shall be a condition precedent to any liability of the Indemnifying Party for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of a claim shall not adversely affect the Indemnified Party's right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 10.4.

         10.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding (i) if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim (subject to any limitations on such liability contained in this Agreement) and (ii) if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such claims in full if the same are decided adversely. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, it may use counsel of its choice to prosecute such defense, subject to the approval of such counsel by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnified Party. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner. The Indemnifying Party shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such claim or legal proceeding, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

         10.5 Survival of Representations and Covenants. Notwithstanding any right of the Parties fully to investigate the affairs of any other Party and notwithstanding any knowledge of facts determined or determinable by the Parties pursuant to such investigation or right of investigation, the Parties shall have the right to rely fully upon the representations, warranties, covenants and agreements of any other Party contained in this Agreement. Each representation, warranty, covenant and agreement of the Company, the Company Shareholders and/or the Globe contained herein shall survive the execution and delivery of this Agreement and the Closing and shall thereafter terminate and expire on the first anniversary of the Closing Date unless, prior to such date, any Party has delivered to any other Party a written notice of a claim with respect to such representation, warranty, covenant or agreement.

         10.6 Promissory Notes and Performance Warrants; Right of Set-Off. Company Shareholders hereby agree that in addition to the Globe's right to take any action or exercise any remedy available to it at law or in equity against the Company and/or the Company Shareholders by appropriate legal proceedings, any claims for indemnification by the Globe against the Company Stockholders hereunder (including in the event the Company Shareholders should refuse or fail to indemnify the Globe pursuant to this Agreement) may be satisfied by the Globe by recourse against the Promissory Notes and Performance Warrants. Neither the Promissory Notes and Performance Warrants nor anything contained in this Agreement shall constitute a limitation on the Globe's rights hereunder or a measure of liquidated damages and any member of the Globe may seek full indemnification for all damages suffered and may pursue all rights and remedies available to it, at law or in equity, against any party hereto, jointly with other parties hereto or severally, without seeking recourse against any other party and without exercising any right of setoff and without first seeking recourse against the Promissory Notes and Performance Warrants or otherwise.

                                   ARTICLE XI
                                   TERMINATION

         11.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time: (a) by mutual written agreement of the Globe and the Company hereto duly authorized by action taken by or on behalf of their respective Boards of Directors or (b) by either the Company or the Globe upon notification to the non-terminating party by the terminating party:

                  (i) at any time after June 5th , 2003 if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a material breach of this Agreement by the terminating party;

                  (ii) if the terminating party is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement on the part of the non-terminating party set forth in this Agreement; provided, however, that if such breach is curable by the non-terminating party and such cure is reasonably likely to be completed within ten (10) days, then, for so long as the non-terminating party continues to use commercially reasonable efforts to effect and cure, the terminating party may not terminate pursuant to this Section; or

                  (iii) if any court of competent jurisdiction or other competent Governmental or Regulatory Authority shall have issued an order making illegal or otherwise permanently restricting, preventing or otherwise prohibiting the Merger and such order shall have become final and nonappealable.

         11.2 Effect of Termination. If this Agreement is validly terminated by either the Company or the Globe pursuant to Section 11.1, this Agreement will forthwith become null and void, each party shall bear all costs and expenses each party has incurred and there will be no liability or obligation on the part of the parties hereto, except that nothing contained herein shall relieve any party hereto from liability for willful breach of its representations, warranties, covenants or agreements contained in this Agreement.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Parties Obligated and Benefited. This Agreement shall be binding upon the Parties and their respective successors by operation of law and shall inure solely to the benefit of the Parties and their respective successors by operation of law, and no other Person shall be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other Party, no Party may assign this Agreement or the Collateral Documents or any of its rights or interests or delegate any of its duties under this Agreement or the Collateral Documents.

         12.2 Notices. Any notices and other communications required or permitted hereunder shall be in writing and shall be effective upon delivery by hand or upon receipt if sent by certified or registered mail (postage prepaid and return receipt requested) or by a nationally recognized overnight courier service (appropriately marked for overnight delivery) or upon transmission if sent by telex or facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such respective type and with physical delivery of the communication being made by one or the other means specified in this Section as promptly as practicable thereafter). Notices shall be addressed as follows:

         If to the Globe or Merger Sub:       110 East Broward Blvd., Suite 1400
                                              Ft. Lauderdale, FL 33301
                                              Attn: Michael S. Egan, CEO

                  With a copy to:             Kimberly Barbar, Esq.
                                              Proskauer Rose LLP
                                              2265 Glades Road, Suite 340 West
                                              Boca Raton, FL 33431

         If to the Company:                   6300 NE 1st Ave, Suite 300
                                              Ft. Lauderdale, FL 33334
                                              Attn: James L. Magruder, Jr., CEO

                  With a copy to:             Geoffrey B. Amend, Esq.
                                              309 S. Laura, Suite 210
                                              Wichita, KS 67211

                  If to the Company or the Company Shareholders after the Closing Date to the address of the Company Shareholders immediately prior to the Closing Date as appearing on the records of the Globe.

Any Party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section.

         12.3 Attorneys' Fees. In the event of any action or suit based upon or arising out of any alleged breach by any Party of any representation, warranty, covenant or agreement contained in this Agreement or the Collateral Documents, the prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs of such action or suit from the other Party.

         12.4 Headings. The Article and Section headings of this Agreement are for convenience only and shall not constitute a part of this Agreement or in any way affect the meaning or interpretation thereof.

         12.5 Choice of Law. This Agreement and the rights of the Parties under it shall be governed by and construed in all respects in accordance with the laws of the State of Florida, without giving effect to any choice of law provision or rule (whether of the State of Florida or any other jurisdiction that would cause the application of the laws of any jurisdiction other than the State of Florida).

         12.6 Rights Cumulative. Subject to the limitations in Section 10.1, all rights and remedies of each of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         12.7 Further Actions. The Parties shall execute and deliver to each other, from time to time at or after Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

         12.8 Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day which is not a Business Day, the time for the giving of such notice or the performance of such act shall be extended to the next succeeding Business Day.

         12.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.10 Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Statement and any other documents, instruments and certificates referred to herein, which are incorporated in and constitute a part of this Agreement) contains the entire agreement of the Parties and supercedes all prior agreements or negotiations between the parties including the Term Sheet dated May 8, 2003.

         12.11 Expenses. Each party will be responsible for payment of its expenses in connection with the transactions contemplated by this Agreement.

         12.12 Repayment of Certain Obligations. Immediately after the Closing, the Globe shall repay the obligations due to Jeffrey S. Roschman, Robert J. Roschman and/or their Affiliates by paying such persons an aggregate of Five Hundred Thousand Dollars ($500,000) in immediately available funds and an aggregate of One Hundred Thousand Dollars ($100,000) in the form of promissory notes in the form attached hereto as Exhibit "A." Said amounts shall be divided equally among Jeffrey S. Roschman and Robert J. Roschman. In addition, Jeffrey
S. Roschman and Robert J. Roschman on behalf of themselves and/or their Affiliates hereby agree that the foregoing payment of Six Hundred Thousand Dollars ($600,0000) constitutes payment in full of all amounts and obligations owing to any of them and/or their Affiliates.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the day and year first above written.


                                               THEGLOBE.COM, INC.


                                               By
                                                 -------------------------------

                                               Name
                                                   -----------------------------

                                               Title
                                                    ----------------------------

                                                        "GLOBE"


                                               DPT MERGER SUB, INC.


                                               By
                                                 -------------------------------

                                               Name
                                                   -----------------------------

                                               Title
                                                    ----------------------------

                                                        "MERGER SUB"


                                               DIRECT PARTNER TELECOM, INC.


                                               By
                                                  ------------------------------
                                                  James L. Magruder, Jr.
                                                  Chief Executive Officer

                                                        "COMPANY"



                                               ---------------------------------
                                               Jeffrey S. Roschman


                                               ---------------------------------
                                               Robert J. Roschman


                                               ---------------------------------
                                               James L. Magruder, Jr.


                                               ---------------------------------
                                               Kevin Lancey

                                                   "COMPANY SHAREHOLDERS"

                                    EXHIBIT A

                                 PROMISSORY NOTE

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

                          MAGRUDER EMPLOYMENT AGREEMENT

                                    EXHIBIT D

             ASSIGNMENT OF INVENTIONS AND CONFIDENTIALITY AGREEMENTS